EXHIBIT 99.1

Lakeland Bancorp Reports Strong Third Quarter Results

OAK RIDGE, N.J., Oct. 21, 2014 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (Nasdaq:LBAI) reported the following positive results in the third quarter of 2014:

  Net Income in the third quarter of 2014 was $8.2 million or $0.22 per diluted share compared to $6.6 million or $0.18 per diluted share for the same period last year. Third quarter 2013 results included $0.7 million, or $0.02 per diluted share in merger expenses relating to the acquisition of Somerset Hills Bancorp. Exclusive of these merger related expenses, Net Income in the third quarter of 2013 was $7.2 million, or $0.20 per diluted share. In the third quarter of 2014, Annualized Return on Average Assets was 0.95%, Annualized Return on Average Common Equity was 8.83%, and Annualized Return on Average Tangible Common Equity was 12.66%. Tangible book value per common share at September 30, 2014 was $6.87, an increase of 8.9% compared to year-end 2013.

  Net Income for the first nine months of 2014 was $23.2 million or $0.61 per diluted share compared to $17.6 million, or $0.52 per diluted share for the same period last year. Excluding merger costs of $2.8 million and a $1.2 million gain on debt extinguishment in 2013, Net Income was $19.0 million or $0.56 per diluted share for the first nine months of 2013. The Annualized Return on Average Assets for the nine months ended September 30, 2014 was 0.92%, the Annualized Return on Average Common Equity was 8.52%, and the Annualized Return on Average Tangible Common Equity was 12.33%.

  At September 30, 2014 loans totaled $2.61 billion, an increase of $143.1 million, or 6%, compared to year-end 2013. The overall increase was primarily in total commercial loans, which increased by $132.3 million, or 8%.

  Non-interest-bearing demand deposits totaled $674.9 million at September 30, 2014, an increase of $25.7 million, or 4% in the third quarter of 2014, and $74.3 million, or 12% year-to-date. Non-interest-bearing demand deposits represent 24% of total deposits.

  The efficiency ratio in the third quarter of 2014 was 58.0% compared to 60.0% for the same period last year. Non-interest expenses in the third quarter of 2014 totaled $19.7 million, which equaled non-interest expenses for the same period last year (excluding merger related expenses of $0.7 million).

  Non-performing assets at $19.6 million decreased by $0.6 million compared to the previous quarter, while net charge-offs at $1.0 million (0.16% of average loans) were at the lowest level in the past five quarters. The Allowance for Loan and Lease Losses totaled $30.0 million and was 161% of non-accruing loans at September 30, 2014.

  On October 15, 2014, the Company declared a quarterly cash dividend of $0.075 per common share, payable on November 14, 2014 to holders of record as of the close of business on November 3, 2014.

Thomas J. Shara, Lakeland Bancorp's President and CEO said, "Net income, exclusive of merger related expenses, increased by 15% as compared to the third quarter of 2013, while EPS increased by 10% (excluding the impact of merger related expenses). This improvement resulted from increased Net Interest Income driven by strong loan growth this year, a 36% reduction in the provision for loan and lease losses resulting from continued improvement in asset quality, and controlled noninterest expenses."

Earnings

As previously noted, the Company acquired Somerset Hills Bancorp ("Somerset Hills"), which had total assets of $355.9 million at the time of acquisition, on May 31, 2013. The Company's financial statements reflect the impact of the merger from the date of acquisition, which should be considered when comparing the results of 2014 and 2013, respectively.

Net Interest Income

Net interest income for the third quarter of 2014 was $28.5 million, as compared to $27.5 million for the same period in 2013, an increase of 4%.  In the third quarter of 2014, Net Interest Margin ("NIM") was 3.58%, which compared to 3.69% reported in the second quarter of 2014, and 3.68% in the third quarter of 2013. The decrease in NIM in the third quarter of 2014 was primarily due to a decrease in the yield on interest-earning assets. The annualized yield on interest-earning assets declined thirteen basis points from 4.00% in the third quarter of 2013 to 3.87% for the same period this year, driven by a 20 basis point decrease in the yield on average loans. The strong loan growth in the first two quarters of 2014 resulted in new loans originated or refinanced at lower rates. The annualized cost of interest-bearing liabilities has decreased three basis points from 0.42% in the third quarter of 2013 to 0.39% in the third quarter of 2014, as liability costs have remained fairly stable.

Year-to-date, net interest income at $84.7 million compared to the $76.6 million reported for the first nine months of 2013, increased 11%. Annualized Net Interest Margin for the first nine months of 2014 at 3.66% compared to 3.69% for the same period last year. The Company's annualized yield on interest-earning assets decreased from 4.05% for the first nine months of 2013 to 3.94% for the same period this year. The Company's cost of interest-bearing liabilities decreased from 0.46% for the first nine months of 2013 to 0.37% for the first nine months of this year.

Noninterest Income

Noninterest income totaled $4.8 million for the third quarter of 2014, as compared to $4.6 million for the same period last year. Service charges on deposit accounts totaling $2.7 million decreased by 5% from the same period last year, primarily due to a decline in overdraft fees. Commissions and fees at $1.4 million increased by $0.2 million, or 20%, primarily due to an increase in loan fees. Other income at $0.4 million was $0.1 million higher than last year's third quarter total primarily due to gains recorded on the sale of real estate properties.

Noninterest income, exclusive of $0.5 million in gains on sales of investment securities and a $1.2 million gain on debt extinguishment in the first nine months of 2013, totaled $13.3 million for the first nine months of 2014, which was $0.5 million lower than last year's nine month total. Service charges on deposit accounts at $7.9 million decreased by 2%, while commissions and fees at $3.5 million was equivalent to last year's total. Other income at $0.8 million decreased by $0.4 million primarily due to reductions in both gains on sales of mortgage loans and loan swap income.

Noninterest Expense

Noninterest expense for the third quarter of 2014 was $19.7 million, as compared to $20.4 million for the same period last year. Included in non-interest expenses in the third quarter of 2013 were $0.7 million in merger related expenses. Exclusive of the merger related costs in 2013, third quarter 2014 non-interest expenses equaled non-interest expenses for the same period in 2013.  Salary and benefit expense at $11.3 million increased by 3% from the same period last year, while net occupancy, furniture and equipment expenses at $3.6 million was equivalent to last year's third quarter totals. The efficiency ratio for the third quarter of 2014 was 58.0% as compared to 60.0% for the same period last year.

For the first nine months of 2014, non-interest expenses were $59.0 million compared to $58.0 million for the same period last year. In the first nine months of 2013 the Company recorded $2.8 million in merger related expenses and $0.5 million in prepayment fees on long-term debt. Exclusive of these items in 2013, non-interest expenses for the first nine months of 2014 were $4.3 million higher than the same period in 2013, which only included Somerset Hills' expenses from the May 31, 2013 merger date. Salary and benefit expense at $33.3 million increased by 7%, partially due to increased staffing due to the Somerset Hills merger. Net occupancy, furniture and equipment expenses at $11.6 million were $1.2 million higher than last year primarily due to expenses relating to the six new branches acquired in the Somerset Hills merger, as well as a $0.4 million increase in snow removal costs in the first quarter of 2014. Other expenses at $8.8 million increased by $0.8 million partially due to an increase of $0.5 million in professional fees.

Financial Condition

At September 30, 2014, total assets were $3.50 billion, an increase of $181.1 million, or 5%, from December 31, 2013. As previously mentioned, total loans were $2.61 billion, an increase of $143.1 million, or 6%, from December 31, 2013.  Total deposits were $2.78 billion, an increase of $67.7 million from December 31, 2013. Non-interest demand deposits at $674.9 million have increased by $74.3 million, or 12% in 2014, while interest-bearing deposits at $2.1 billion have remained relatively unchanged in 2014.

Asset Quality

At September 30, 2014, non-performing assets totaled $19.6 million (0.56% of total assets) compared to $20.2 million (0.58% of total assets) at June 30, 2014. The Allowance for Loan and Lease Losses totaled $30.0 million at September 30, 2014 and represented 1.15% of total loans.  In the third quarter of 2014, the Company had net charge offs totaling $1.0 million compared to $1.7 million in the third quarter of 2013. For the first nine months of 2014, the Company had net charge-offs of $4.1 million (0.21% of average loans), as compared to $6.8 million (0.40% of average loans) for the same period last year. The provision for loan and lease losses in the third quarter of 2014 was $1.2 million, compared to $1.9 million in the same period last year, and $4.3 million as compared to $7.7 million for the first nine months of 2014 and 2013, respectively.

Capital

At September 30, 2014, stockholders' equity was $372.5 million. Book value per common share was $9.83 and tangible book value was $6.87, an increase of 8.9% year-to-date. As of September 30, 2014, the Company's leverage ratio was 9.02%. Tier I and total risk based capital ratios were 11.75% and 12.97%, respectively. The Tangible Common Equity ratio was 7.69%, an increase from 7.46% reported at December 31, 2013. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products and services, and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The Company's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, expenses on other real estate owned and other repossessed assets, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes securities gains and losses and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a better comparison of period to period operating performance.

About Lakeland Bank

Lakeland Bancorp, the holding company for Lakeland Bank, has $3.5 billion in total assets with 51 offices spanning eight northern New Jersey counties: Bergen, Essex, Morris, Passaic, Somerset, Sussex, Union and Warren. Lakeland Bank is the second largest commercial bank headquartered in the state and offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about the full line of products and services, visit LakelandBank.com.

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	Three Months Ended September 30,		Nine months Ended September 30,

	2014	2013	2014	2013
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$ 28,452	$ 27,487	$ 84,716	$ 76,569
Provision for Loan and Lease Losses	(1,194)	(1,879)	(4,276)	(7,656)
Other Noninterest Income	4,809	4,645	13,251	13,786
Gains on investment securities	--	--	2	506
Gain on debt extinguishment	--	--	--	1,197
Long-term debt prepayment fee	--	--	--	(526)
Merger related expenses	--	(744)	--	(2,827)
Noninterest Expense	(19,685)	(19,663)	(58,957)	(54,674)
Pretax Income	12,382	9,846	34,736	26,375
Tax Expense	(4,136)	(3,229)	(11,546)	(8,747)
Net Income	$ 8,246	$ 6,617	$ 23,190	$ 17,628

Basic Earnings Per Common Share (1)	$ 0.22	$ 0.18	$ 0.61	$ 0.52
Diluted Earnings Per Common Share (1)	$ 0.22	$ 0.18	$ 0.61	$ 0.52
Dividends per Common Share (1)	$ 0.075	$ 0.067	$ 0.218	$ 0.200
Weighted Average Shares - Basic (1)	37,738	37,288	37,720	33,834
Weighted Average Shares - Diluted (1)	37,862	37,523	37,838	33,972

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.95%	0.81%	0.92%	0.78%
Annualized Return on Average Common Equity	8.83%	7.64%	8.52%	7.59%
Annualized Return on Average Tangible Common Equity (2)	12.66%	11.39%	12.33%	11.12%
Annualized Return on Interest Earning Assets	3.87%	4.00%	3.94%	4.05%
Annualized Cost of Interest Bearing Liabilities	0.39%	0.42%	0.37%	0.46%
Annualized Net Interest Spread	3.48%	3.58%	3.57%	3.58%
Annualized Net Interest Margin	3.58%	3.68%	3.66%	3.69%
Efficiency ratio (2)	57.97%	59.98%	59.18%	59.85%
Stockholders' equity to total assets			10.65%	10.53%
Book value per common share (1)			$ 9.83	$ 9.24
Tangible book value per common share (1) (2)			$ 6.87	$ 6.24
Tangible common equity to tangible assets (1) (2)			7.69%	7.36%

ASSET QUALITY RATIOS			9/30/2014	12/31/2013
Ratio of allowance for loan and lease losses to total loans			1.15%	1.21%
Non-accruing loans to total loans			0.71%	0.69%
Non-performing assets to total assets			0.56%	0.53%
Annualized net charge-offs to average loans			0.21%	0.36%

SELECTED BALANCE SHEET DATA AT PERIOD-END			9/30/2014	12/31/2013
Loans and Leases			$ 2,613,404	$ 2,470,289
Allowance for Loan and Lease Losses			(30,047)	(29,821)
Investment Securities			558,032	540,788
Total Assets			3,498,905	3,317,791
Total Deposits			2,776,931	2,709,205
Short-Term Borrowings			112,796	81,991
Other Borrowings			220,938	160,238
Stockholders' Equity			372,539	351,424

SELECTED AVERAGE BALANCE SHEET DATA	For the Three Months Ended		For the Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013
Loans and Leases, net	$ 2,608,687	$ 2,435,658	$ 2,549,675	$ 2,279,972
Investment Securities	529,379	506,263	536,313	484,146
Interest-Earning Assets	3,183,361	2,987,408	3,120,265	2,799,696
Total Assets	3,443,946	3,243,997	3,372,590	3,039,166
Non Interest-Bearing Demand Deposits	671,049	620,499	643,548	555,663
Savings Deposits	382,642	374,141	384,934	367,245
Interest-Bearing Transaction Accounts	1,457,680	1,403,227	1,444,006	1,305,173
Time Deposits	280,200	322,371	285,919	311,994
Total Deposits	2,791,571	2,720,238	2,758,407	2,540,075
Short-Term Borrowings	49,725	47,702	61,575	48,658
Other Borrowings	217,049	117,559	173,949	125,367
Total Interest-Bearing Liabilities	2,387,295	2,265,000	2,350,383	2,158,437
Stockholders' Equity	370,448	343,482	363,783	310,632

(1) Adjusted for 5% stock dividend paid on June 17, 2014 to shareholders of record June 3, 2014
(2) See supplemental information - non-GAAP financial measures

Lakeland Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
(dollars in thousands, except per share amounts)
INTEREST INCOME
Loans and fees	$27,949	$27,350	$82,405	$77,122
Federal funds sold and interest bearing deposits with banks	24	27	46	57
Taxable investment securities and other	2,387	2,017	7,448	5,544
Tax exempt investment securities	436	461	1,376	1,331
TOTAL INTEREST INCOME	30,796	29,855	91,275	84,054
INTEREST EXPENSE
Deposits	1,256	1,518	3,762	4,740
Federal funds purchased and securities sold under agreements to repurchase	19	14	69	36
Other borrowings	1,069	836	2,728	2,709
TOTAL INTEREST EXPENSE	2,344	2,368	6,559	7,485
NET INTEREST INCOME	28,452	27,487	84,716	76,569
Provision for loan and lease losses	1,194	1,879	4,276	7,656
NET INTEREST INCOME AFTER PROVISION FOR
LOAN AND LEASE LOSSES	27,258	25,608	80,440	68,913
NONINTEREST INCOME
Service charges on deposit accounts	2,689	2,838	7,911	8,052
Commissions and fees	1,371	1,139	3,466	3,495
Gains on sales and calls of investment securities	--	--	2	506
Gain on debt extinguishment	--	--	--	1,197
Income on bank owned life insurance	365	383	1,090	1,036
Other income	384	285	784	1,203
TOTAL NONINTEREST INCOME	4,809	4,645	13,253	15,489
NONINTEREST EXPENSE
Salaries and employee benefits	11,327	11,019	33,340	31,105
Net occupancy expense	2,017	2,060	6,675	5,921
Furniture and equipment	1,605	1,582	4,958	4,492
Stationery, supplies and postage	368	348	1,056	1,086
Marketing expense	629	715	1,491	1,438
FDIC insurance expense	489	436	1,501	1,505
Legal expense	144	406	636	934
Other real estate owned and other repossessed asset expense	50	(2)	165	15
Long-term debt prepayment fee	--	--	--	526
Merger related expenses	--	744	--	2,827
Core deposit intangible amortization	111	123	353	164
Other expenses	2,945	2,976	8,782	8,014
TOTAL NONINTEREST EXPENSE	19,685	20,407	58,957	58,027
INCOME BEFORE PROVISION FOR INCOME TAXES	12,382	9,846	34,736	26,375
Provision for income taxes	4,136	3,229	11,546	8,747
NET INCOME	$8,246	$6,617	$23,190	$17,628
EARNINGS PER COMMON SHARE (1)
Basic	$0.22	$0.18	$0.61	$0.52
Diluted	$0.22	$0.18	$0.61	$0.52
DIVIDENDS PER COMMON SHARE (1)	$0.075	$0.067	$0.218	$0.200

(1) Adjusted for 5% stock dividend paid on June 17, 2014 to shareholders of record June 3, 2014

Lakeland Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
ASSETS	2014	2013
(dollars in thousands)	(unaudited)
Cash and due from banks	$122,989	$94,205
Federal funds sold and interest-bearing deposits due from banks	4,177	8,516
Total cash and cash equivalents	127,166	102,721

Investment securities available for sale, at fair value	444,292	431,106
Investment securities held to maturity; fair value of $105,127 in 2014 and $100,394 in 2013	104,909	101,744
Federal Home Loan Bank and other membership stocks, at cost	8,831	7,938
Loans held for sale	1,519	1,206
Loans:
Commercial, secured by real estate	1,557,168	1,442,980
Commercial, industrial and other	231,961	213,808
Leases	52,285	41,332
Residential mortgages	431,477	432,831
Consumer and home equity	340,513	339,338
Total loans	2,613,404	2,470,289
Net deferred costs	(1,639)	(1,273)
Allowance for loan and lease losses	(30,047)	(29,821)
Net loans	2,581,718	2,439,195
Premises and equipment, net	36,049	37,148
Accrued interest receivable	8,512	8,603
Goodwill	109,974	109,974
Other identifiable intangible assets	2,071	2,424
Bank owned life insurance	57,058	55,968
Other assets	16,806	19,764
TOTAL ASSETS	$3,498,905	$3,317,791

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$674,933	$600,652
Savings and interest-bearing transaction accounts	1,820,657	1,812,467
Time deposits under $100,000	168,391	180,859
Time deposits $100,000 and over	112,950	115,227
Total deposits	2,776,931	2,709,205
Federal funds purchased and securities sold under agreements to repurchase	112,796	81,991
Other borrowings	179,700	119,000
Subordinated debentures	41,238	41,238
Other liabilities	15,701	14,933
TOTAL LIABILITIES	3,126,366	2,966,367

STOCKHOLDERS' EQUITY
Common stock, no par value; authorized 70,000,000 shares; issued 37,910,372 shares at September 30, 2014 and 37,873,800 shares at December 31, 2013	383,819	364,637
Accumulated Deficit	(11,267)	(8,538)
Accumulated other comprehensive (loss)	(13)	(4,675)
TOTAL STOCKHOLDERS' EQUITY	372,539	351,424
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,498,905	$3,317,791

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the Quarter Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands, except per share data)	2014	2014	2014	2013	2013
INCOME STATEMENT	(unaudited)
Net Interest Income	$ 28,452	$ 28,419	$ 27,845	$ 27,973	$ 27,487
Provision for Loan and Lease Losses	(1,194)	(1,593)	(1,489)	(1,687)	(1,879)
Other Noninterest Income	4,809	4,371	4,071	5,139	4,645
Gains on investment securities	--	--	2	333	--
Long-term debt prepayment fee	--	--	--	(683)	--
Merger related expenses	--	--	--	(7)	(744)
Core deposit intangible amortization	(111)	(119)	(123)	(124)	(123)
Other Noninterest Expense	(19,574)	(19,411)	(19,619)	(19,900)	(19,540)
Pretax Income	12,382	11,667	10,687	11,044	9,846
Tax Expense	(4,136)	(3,886)	(3,524)	(3,703)	(3,229)
Net Income	$ 8,246	$ 7,781	$ 7,163	$ 7,341	$ 6,617

Basic Earnings Per Common Share (1)	$ 0.22	$ 0.20	$ 0.19	$ 0.19	$ 0.18
Diluted Earnings Per Common Share (1)	$ 0.22	$ 0.20	$ 0.19	$ 0.19	$ 0.18
Dividends Per Common Share (1)	$ 0.075	$ 0.071	$ 0.071	$ 0.071	$ 0.067
Dividends Paid	$ 2,853	$ 2,717	$ 2,705	$ 2,688	$ 2,504
Weighted Average Shares - Basic (1)	37,738	37,740	37,683	37,436	37,288
Weighted Average Shares - Diluted (1)	37,862	37,850	37,806	37,649	37,522

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.95%	0.93%	0.88%	0.88%	0.81%
Annualized Return on Average Common Equity	8.83%	8.58%	8.14%	8.30%	7.64%
Annualized Return on Tangible Common Equity (2)	12.66%	12.41%	11.88%	12.23%	11.39%
Annualized Net Interest Margin	3.58%	3.69%	3.72%	3.70%	3.68%
Efficiency ratio (2)	57.97%	58.73%	60.90%	59.44%	59.98%
Common stockholders' equity to total assets	10.65%	10.57%	10.62%	10.59%	10.53%
Tangible common equity to tangible assets (2)	7.69%	7.59%	7.55%	7.46%	7.36%
Tier 1 risk-based ratio	11.75%	11.54%	11.76%	11.73%	11.64%
Total risk-based ratio	12.97%	12.75%	13.01%	12.98%	12.89%
Tier 1 leverage ratio	9.02%	9.06%	9.01%	8.90%	8.84%
Book value per common share (1)	$ 9.83	$ 9.70	$ 9.48	$ 9.28	$ 9.24
Tangible book value per common share (1) (2)	$ 6.87	$ 6.74	$ 6.52	$ 6.31	$ 6.24

(1) Adjusted for 5% stock dividend paid on June 17, 2014 to shareholders of record June 3, 2014
(2) See Supplemental Information - Non GAAP financial measures

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the Quarter Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2014	2014	2014	2013	2013
	(unaudited)
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans and Leases	$ 2,613,404	$ 2,610,198	$ 2,504,626	$ 2,470,289	$ 2,428,750
Allowance for Loan and Lease Losses	(30,047)	(29,866)	(29,520)	(29,821)	(29,757)
Investment Securities	558,032	530,934	533,165	540,788	521,229
Total Assets	3,498,905	3,479,548	3,386,720	3,317,791	3,299,300
Total Deposits	2,776,931	2,726,850	2,736,733	2,709,205	2,708,454
Short-Term Borrowings	112,796	156,511	115,952	81,991	110,525
Other Borrowings	220,938	215,238	160,238	160,238	117,548
Stockholders' Equity	372,539	367,833	359,539	351,424	347,525

Loans and Leases
Commercial real estate	$ 1,557,168	$ 1,551,071	$ 1,486,274	$ 1,442,980	$ 1,398,435
Commercial, industrial and other	231,961	237,071	208,056	213,808	214,877
Leases	52,285	50,191	43,720	41,332	37,845
Residential mortgages	431,477	433,634	430,559	432,831	437,788
Consumer and Home Equity	340,513	338,231	336,017	339,338	339,805
Total loans	$ 2,613,404	$ 2,610,198	$ 2,504,626	$ 2,470,289	$ 2,428,750

Deposits
Noninterest bearing	$ 674,933	$ 649,186	$ 630,499	$ 600,652	$ 623,562
Savings and interest-bearing transaction accounts	1,820,657	1,797,358	1,816,084	1,812,467	1,770,299
Time deposits under $100,000	168,391	169,655	177,284	180,859	190,996
Time deposits $100,000 and over	112,950	110,651	112,866	115,227	123,597
Total deposits	$ 2,776,931	$ 2,726,850	$ 2,736,733	$ 2,709,205	$ 2,708,454

SELECTED AVERAGE BALANCE SHEET DATA
Loans and Leases, net	$ 2,608,687	$ 2,552,010	$ 2,486,990	$ 2,427,505	$ 2,435,658
Investment Securities	529,379	537,974	541,721	535,210	506,263
Interest-Earning Assets	3,183,361	3,114,539	3,061,555	3,023,256	2,987,408
Total Assets	3,443,946	3,360,289	3,312,709	3,291,865	3,243,997
Non Interest-Bearing Demand Deposits	671,049	640,080	618,944	638,016	620,499
Savings Deposits	382,642	387,179	385,007	382,062	374,141
Interest-Bearing Transaction Accounts	1,457,680	1,433,382	1,440,770	1,450,055	1,403,227
Time Deposits	280,200	284,475	293,225	301,640	322,371
Total Deposits	2,791,571	2,745,116	2,737,946	2,771,773	2,720,238
Short-Term Borrowings	49,725	78,475	56,602	36,928	47,702
Other Borrowings	217,049	158,432	145,580	117,353	117,559
Total Interest-Bearing Liabilities	2,387,295	2,341,944	2,321,184	2,288,039	2,265,000
Stockholders' Equity	370,448	363,802	356,951	351,067	343,482

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the Quarter Ended
	Sept 30,	Jun 31,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2014	2014	2014	2013	2013
	(unaudited)
AVERAGE ANNUALIZED YIELDS (taxable equivalent basis)
Assets:
Loans and leases	4.25%	4.33%	4.39%	4.45%	4.45%
Taxable investment securities and other	2.08%	2.18%	2.19%	2.12%	1.87%
Tax-exempt securities	3.79%	3.74%	3.80%	3.83%	3.74%
Federal funds sold and interest-bearing cash accounts	0.21%	0.15%	0.16%	0.24%	0.24%
Total interest-earning assets	3.87%	3.97%	3.99%	3.99%	4.00%
Liabilities:
Savings accounts	0.05%	0.05%	0.05%	0.05%	0.05%
Interest-bearing transaction accounts	0.23%	0.23%	0.23%	0.23%	0.27%
Time deposits	0.49%	0.51%	0.56%	0.60%	0.64%
Borrowings	1.63%	1.50%	1.63%	2.13%	2.06%
Total interest-bearing liabilities	0.39%	0.36%	0.36%	0.38%	0.42%
Net interest spread (taxable equivalent basis)	3.48%	3.60%	3.63%	3.61%	3.58%
Annualized Net Interest Margin (taxable equivalent basis)	3.58%	3.69%	3.72%	3.70%	3.68%
Annualized Cost of Deposits	0.18%	0.18%	0.19%	0.19%	0.22%

ASSET QUALITY DATA
Allowance for Loan and Lease Losses
Balance at beginning of period	$ 29,866	$ 29,520	$ 29,821	$ 29,757	$ 29,626
Provision for loan losses	1,194	1,593	1,489	1,687	1,879
Net Charge-offs	(1,013)	(1,247)	(1,790)	(1,623)	(1,748)
Balance at end of period	$ 30,047	$ 29,866	$ 29,520	$ 29,821	$ 29,757

Net Loan Charge-offs (Recoveries)
Commercial real estate	$ 28	$ (152)	$ 1,613	$ 928	$ 749
Commercial, industrial and other	(71)	511	(578)	100	367
Leases	229	126	39	(2)	21
Home equity and consumer	638	411	567	244	494
Real estate - mortgage	189	351	149	353	117
Net charge-offs	$ 1,013	$ 1,247	$ 1,790	$ 1,623	$ 1,748

Nonperforming Assets
Commercial real estate	$ 8,549	$ 9,647	$ 12,279	$ 8,528	$ 7,506
Commercial, industrial and other	599	700	246	88	184
Leases	141	61	143	--	--
Home equity and consumer	2,114	2,251	2,431	2,175	2,819
Real estate - mortgage	7,221	6,730	6,875	6,141	5,996
Total non-accruing loans	18,624	19,389	21,974	16,932	16,505
Property acquired through foreclosure or repossession	982	850	698	520	2,154
Total non-performing assets	$ 19,606	$ 20,239	$ 22,672	$ 17,452	$ 18,659

Loans past due 90 days or more	$ 429	$ 286	$ 451	$ 1,997	$ 2,484
Loans restructured and still accruing	$ 7,957	$ 6,818	$ 6,086	$ 10,289	$ 13,241

Ratio of allowance for loan and lease losses to total loans	1.15%	1.14%	1.18%	1.21%	1.23%
Non-performing loans to total loans	0.71%	0.74%	0.88%	0.69%	0.68%
Non-performing assets to total assets	0.56%	0.58%	0.67%	0.53%	0.57%
Annualized net charge-offs to average loans	0.16%	0.20%	0.29%	0.27%	0.29%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(unaudited)

	At or for the Quarter Ended,
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands, except per share amounts)	2014	2014	2014	2013	2013
Calculation of tangible book value per common share
Total common stockholders' equity at end of period - GAAP	$ 372,539	$ 367,833	$ 359,539	$ 351,424	$ 347,525
Less:
Goodwill	109,974	109,974	109,974	109,974	110,381
Other identifiable intangible assets, net	2,071	2,182	2,301	2,424	2,548
Total tangible common stockholders' equity at end of period - Non- GAAP	$ 260,494	$ 255,677	$ 247,264	$ 239,026	$ 234,596

Shares outstanding at end of period (1)	37,910	37,914	37,912	37,874	37,614

Book value per share - GAAP (1)	$ 9.83	$ 9.70	$ 9.48	$ 9.28	$ 9.24

Tangible book value per share - Non-GAAP (1)	$ 6.87	$ 6.74	$ 6.52	$ 6.31	$ 6.24

Calculation of tangible common equity to tangible assets
Total tangible common stockholders' equity at end of period - Non- GAAP	$ 260,494	$ 255,677	$ 247,264	$ 239,026	$ 234,596

Total assets at end of period	$ 3,498,905	$ 3,479,548	$ 3,386,720	$ 3,317,791	$ 3,299,300
Less:
Goodwill	109,974	109,974	109,974	109,974	110,381
Other identifiable intangible assets, net	2,071	2,182	2,301	2,424	2,548
Total tangible assets at end of period - Non-GAAP	$ 3,386,860	$ 3,367,392	$ 3,274,445	$ 3,205,393	$ 3,186,371

Common equity to assets - GAAP	10.65%	10.57%	10.62%	10.59%	10.53%

Tangible common equity to tangible assets - Non-GAAP	7.69%	7.59%	7.55%	7.46%	7.36%

Calculation of return on average tangible common equity
Net income - GAAP	$ 8,246	$ 7,781	$ 7,163	$ 7,341	$ 6,617

Total average common stockholders' equity	370,448	363,802	356,951	351,067	343,482
Less:
Average goodwill	109,974	109,974	109,974	110,376	110,381
Average other identifiable intangible assets, net	2,141	2,256	2,379	2,496	2,624
Total average tangible common stockholders' equity - Non - GAAP	$ 258,333	$ 251,572	$ 244,598	$ 238,195	$ 230,477

Return on average common stockholders' equity - GAAP	8.83%	8.58%	8.14%	8.30%	7.64%

Return on average tangible common stockholders' equity - Non-GAAP	12.66%	12.41%	11.88%	12.23%	11.39%

Calculation of efficiency ratio
Total non-interest expense	$ 19,685	$ 19,530	$ 19,742	$ 20,714	$ 20,407
Less:
Amortization of core deposit intangibles	(111)	(119)	(123)	(124)	(123)
Other real estate owned and other repossessed asset (expense) income	(50)	(100)	(15)	(9)	2
Long-term debt prepayment fee	--	--	--	(683)	--
Merger related expenses	--	--	--	(7)	(744)
Provision for unfunded lending commitments, net	(106)	93	(11)	(63)	(121)
Non-interest expense, as adjusted	$ 19,418	$ 19,404	$ 19,593	$ 19,828	$ 19,421

Net interest income	$ 28,452	$ 28,419	$ 27,845	$ 27,973	$ 27,487
Total noninterest income	4,809	4,371	4,073	5,472	4,645
Total revenue	33,261	32,790	31,918	33,445	32,132
Plus: Tax-equivalent adjustment on municipal securities	235	251	255	248	248
Less:
Gains on sales investment securities	--	--	(2)	(333)	--
Total revenue, as adjusted	$ 33,496	$ 33,041	$ 32,171	$ 33,360	$ 32,380

Efficiency ratio - Non-GAAP	57.97%	58.73%	60.90%	59.44%	59.98%

(1) Adjusted for 5% stock dividend paid on June 17, 2014 to shareholders of record June 3, 2014

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(unaudited)

	For the Nine Months Ended,
	September 30,	September 30,
(dollars in thousands, except per share amounts)	2014	2013
Calculation of return on average tangible common equity
Net income - GAAP	$ 23,190	$ 17,628

Total average common stockholders' equity	$ 363,783	$ 310,632
Less:
Average goodwill	109,974	97,510
Average other identifiable intangible assets, net	2,257	1,182
Total average tangible common stockholders' equity - Non GAAP	$ 251,552	$ 211,940

Return on average common stockholders' equity - GAAP	8.52%	7.59%

Return on average tangible common stockholders' equity - Non-GAAP	12.33%	11.12%

Calculation of efficiency ratio
Total non-interest expense	$ 58,957	$ 58,027
Less:
Amortization of core deposit intangibles	(353)	(164)
Other real estate owned and other repossessed asset expense	(165)	(15)
Long-term debt prepayment fee	--	(526)
Merger related expenses	--	(2,827)
Provision for unfunded lending commitments	(24)	8
Non-interest expense, as adjusted	$ 58,415	$ 54,503

Net interest income	$ 84,716	$ 76,569
Noninterest income	13,253	15,489
Total revenue	97,969	92,058
Plus: Tax-equivalent adjustment on municipal securities	741	717
Less:
Gains on investment securities	(2)	(506)
Gains on extinguishment of debt	--	(1,197)
Total revenue, as adjusted	$ 98,708	$ 91,072

Efficiency ratio - Non - GAAP	59.18%	59.85%
CONTACT: Thomas J. Shara
         President & CEO

         Joseph F. Hurley
         EVP & CFO
         973-697-2000